SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2003

Trover Solutions, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-22585	61-1141758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Watterson Tower, Louisville, Kentucky	40218
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):   (502) 454-1340

Not Applicable
(Former name or former address, if changed since last report.)

SIGNATURES
EX-99.1 TEXT OF PRESS RELEASE
EX-99.2 TEXT OF SLIDE SHOW PRESENTATION

Item 5. Other Events.

     On February 4, 2003, Trover Solutions, Inc. (“TROV”) announced its fourth quarter operating results for 2002. This announcement is contained in the press release attached hereto as Exhibit 99.1 which is incorporated herein by reference in its entirety.

     On February 4, 2003, TROV presented a live video and audio presentation concerning its February 4th press release on its website at www.troversolutions.com. In connection with this presentation, TROV utilized a series of slides. The text of the slide show presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference in its entirety.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.

99.1	Text of Press Release of Trover Solutions, Inc., dated February 4, 2003.
99.2	Text of Slide Show Presentation of Trover Solutions, Inc., dated February 4, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2003

Trover Solutions, Inc.

	By:	/s/ Douglas R. Sharps Douglas R. Sharps Executive Vice President and Chief Financial Officer